Exhibit 99.1

FOR IMMEDIATE RELEASE

FIRSTMERIT CORPORATION AND CITIZENS REPUBLIC BANCORP

TO COMBINE, CREATING PREMIER MIDWEST BANKING FRANCHISE

Total Assets of More Than $24 Billion and

Complementary Footprint Across Five Contiguous Midwest States

Transaction Expected to be Significantly Accretive to Combined Company’s

Estimated 2014 GAAP/Operating EPS

AKRON, OHIO and FLINT, MICHIGAN, September 13, 2012 — FirstMerit Corporation (NASDAQ: FMER) and Citizens Republic Bancorp, Inc. (NASDAQ: CRBC) announced today that they have entered into a definitive agreement under which FirstMerit will acquire Citizens in a stock-for-stock transaction with a total value of approximately $912 million based on FirstMerit’s average ten-day closing stock price ended September 12, 2012. The transaction creates a unique, contiguous Midwest banking franchise, expanding FirstMerit’s footprint into Michigan and Wisconsin, as well as strengthening its presence in Northeast Ohio.

Under the terms of the agreement, which was unanimously approved by the Boards of Directors of both companies, Citizens’ shareholders will receive a fixed 1.37 shares of FirstMerit common stock in exchange for each share of Citizens’ common stock. Based on FirstMerit’s average ten-day closing stock price ended September 12, 2012, the implied value of a Citizens’ share would be $22.50.

Upon completion of the transaction, the combined company will have approximately:

•	$24 billion in total assets

•	$15 billion in loans

•	$19 billion in deposits

•	415 branches, 452 ATMs and more than 5,000 employees across the five contiguous states of Pennsylvania, Ohio, Michigan, Illinois, and Wisconsin

“We are excited to bring FirstMerit to new customers and communities throughout Michigan and Wisconsin. These two states offer a strong cultural fit for our proven super community bank model of providing world-class products and services through local delivery by bankers our customers know and trust,” said Paul G. Greig, chairman, president and CEO of FirstMerit. “With a five-state reach that will extend from Western Pennsylvania to Wisconsin, FirstMerit looks to become the bank of choice among businesses and individuals across the upper Midwest. As we have successfully demonstrated with our new customers in Chicago, we will provide a seamless transition of existing Citizens Republic relationships.

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“FirstMerit enters our new markets as one of the country’s strongest and most stable banks with a long history of profitability and capital levels among the highest in the industry. We look forward to serving our new customers and working with our new colleagues as members of the FirstMerit family,” said Greig.

Greig, who will continue as chairman, president and CEO of the combined company, has extensive experience in Wisconsin where he was president and CEO of the Wisconsin market for Bank One and Chase, from 1999 to 2005. “Wisconsin and Michigan are both great geographic and demographic additions to our strong and successful franchise. This transaction also strengthens our position in Northeast Ohio. Our business model, our customers and the communities both banks serve all create opportunities that will have an immediate positive effect on FirstMerit and its ability to serve clients and grow shareholder value,” Greig said.

“Citizens Republic has made a strong comeback in recent years under Cathy Nash’s leadership. Combining Citizens’ organization, operating philosophy and talented employees with those of FirstMerit will make for an even stronger company,” said Greig.

“The Citizens Board and management team believe that combining with FirstMerit will deliver significant value for our shareholders, while allowing them to participate in the tremendous upside potential of a stronger bank with increased scale,” stated Cathleen Nash, president and CEO of Citizens. “For our clients, this merger doubles the branch network, expanding it across the upper Midwest, and provides access to an enhanced suite of products and services. Furthermore, with shared core values and a similar culture, the combined company will provide increased opportunities to many of our bankers. On behalf of the entire Citizens Board and management team, we thank our dedicated employees for their continued hard work – especially over the past several years – and look forward to working with Paul and the FirstMerit team to complete this exciting transaction.”

Subject to the receipt of requisite approvals, FirstMerit also expects to repay Citizens’ approximately $345 million of TARP preferred stock, which includes $45 million of estimated deferred dividends, held by the U.S. Treasury at closing. FirstMerit expects to realize substantial net cost savings of $59 million on a pre-tax basis (approximately 22% of Citizens’ non-interest expenses), and anticipates that the transaction will be 7.5% accretive to earnings in 2014.

Following the merger, FirstMerit expects to retain its strong capital position with pro forma Tier 1 Ratio of approximately 10.36%, Total Risk-Based Capital of 12.67% and Tangible Common Equity to Tangible Assets of 7.15%, after restructuring charges and an anticipated capital raise of approximately $100 million of Tier 1 Preferred and $250 million of Tier 2 debt.

FirstMerit will also appoint two Citizens board members to its board of directors.

The acquisition is subject to customary closing conditions, including receipt of regulatory approvals and approval by both companies’ shareholders. The transaction is expected to close in the second quarter of 2013.

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Citizens will be rebranded to the FirstMerit name. It is anticipated that the combined company will maintain its level of community involvement through charitable giving and other philanthropic activities following completion of the transaction.

RBC Capital Markets, LLC acted as financial advisor to FirstMerit and rendered a fairness opinion in connection with the transaction, and Jones Day acted as FirstMerit’s legal counsel. J.P. Morgan Securities LLC acted as financial advisor to Citizens and rendered a fairness opinion in connection with the transaction, and Dykema Gossett acted as Citizens’ legal counsel.

Analyst and Investor Conference Call

The senior executives of FirstMerit and Citizens will hold a webcast and conference call to discuss the details of this announcement on September 13, 2012, at 9:30 a.m. EDT. To participate in the conference call, please dial (888) 693-3477 ten minutes before start time and provide the reservation number: 30962389. The live audio webcast and presentation slides will be available on both companies’ web sites under the investor relations home page at www.firstmerit.com or www.citizensbanking.com, where a replay of the call will be available.

About FirstMerit Corporation

FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $14.6 billion as of June 30, 2012 and 196 banking offices and 204 ATM locations in Ohio, Western Pennsylvania, and Chicago, Illinois areas. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal affiliates include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd. and FirstMerit Community Development Corporation.

About Citizens Republic Bancorp, Inc.

Citizens Republic Bancorp, Inc. is a diversified financial services company providing a wide range of commercial, consumer, mortgage banking, trust and financial planning services to a broad client base. Citizens serves communities in Michigan, Ohio, and Wisconsin with 219 offices and 248 ATMs. Citizens is the largest bank holding company headquartered in Michigan with roots dating back to 1871 and is the 57th largest bank holding company headquartered in the United States. More information about Citizens is available at www.citizensbanking.com.

Forward Looking Statements

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are typically identified by words such as “believe,” “expect”, “anticipate”, “intend”, “target”, “estimate”, “continue”, “positions”, “prospects”, “potential” “would”, “should”, “could” “will” or “may”. These forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time, and these statements may not be realized. Forward-looking statements speak only as of the date they are made and neither FirstMerit nor Citizens have any duty to update forward-looking statements.

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In addition to factors previously disclosed in FirstMerit’s and Citizens’ reports filed with the SEC and those identified elsewhere in this press release, the following factors, among others, could cause actual results to differ materially from forward-looking statements or historical performance: the possibility that regulatory and other approvals and conditions to the transaction are not received or satisfied on a timely basis or at all, or contain unanticipated terms and conditions; the possibility that modifications to the terms of the transactions may be required in order to obtain or satisfy such approvals or conditions; the timing of approvals by Citizens’ and FirstMerit’s shareholders; delays in closing the merger and the merger of the parties’ bank subsidiaries; difficulties, delays and unanticipated costs in integrating the merging organizations’ businesses or realizing expected cost savings and other benefits; business disruptions as a result of the integration of the merging organizations, including possible loss of customers; diversion of management time to address transaction related issues; changes in asset quality and credit risk as a result of the merger; changes in customer borrowing, repayment, investment and deposit behaviors and practices; changes in interest rates, capital markets, and local economic and national economic conditions; markets for and terms realizable on the proposed issuances of debt and preferred stock by First Merit; the timing and success of new business initiatives; competitive conditions; and regulatory conditions.

Annualized, pro forma, projected and estimated numbers are used for illustrative purposes only, are not forecasts and may not reflect actual results.

Additional Information About the FirstMerit Corporation/Citizens Republic Bancorp, Inc. Transaction

This document does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. In connection with the proposed merger between FirstMerit and Citizens, FirstMerit will file with the U.S. Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a joint proxy statement of FirstMerit and Citizens that also constitutes a prospectus of FirstMerit. FirstMerit and Citizens will deliver the joint proxy statement/prospectus to their respective shareholders. FirstMerit and Citizens urge investors and shareholders to read the joint proxy statement/prospectus regarding the proposed merger when it becomes available, as well as other documents filed with the SEC, because they will contain important information. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain these documents, free of charge, from FirstMerit’s website (www.firstmerit.com) under the heading “Investors” and then under the heading “Publications and Filings.” You may also obtain these documents, free of charge, from Citizens’ website (www.citizensbanking.com) under the tab “Investors” and then under the heading “Financial Documents” and then under the heading “SEC Filings.”

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PARTICIPANTS IN THE MERGER SOLICITATION

FirstMerit, Citizens, and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from FirstMerit and Citizens shareholders in favor of the merger and related matters. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of FirstMerit and Citizens shareholders in connection with the proposed merger will be set forth in the joint proxy statement/prospectus when it is filed with the SEC. You can find information about FirstMerit’s executive officers and directors in its definitive proxy statement filed with the SEC on March 8, 2012. You can find information about Citizens’ executive officers and directors in its definitive proxy statement filed with the SEC on March 12, 2012. Additional information about FirstMerit’s executive officers and directors and Citizens’ executive officers and directors can be found in the above-referenced Registration Statement on Form S-4 when it becomes available. You can obtain free copies of these documents from FirstMerit and Citizens using the contact information above.

Contact Information

FirstMerit Corporation Analysts: Thomas O’Malley Investor Relations Officer Phone: 330.384.7109 Media: Robert Townsend Media Relations Officer Phone: 330.384.7075	Citizens Republic Kristine D. Brenner Director of Investor Relations (810) 257-2506 kristine.brenner@citizensbanking.com

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